EXHIBIT 99.1



     Engineering and Construction Update 8/27/2002


Raytheon Stakeholders:

This represents our first periodic update on our progress against our cost and calendar estimates on the remaining E&C projects.

Recognizing your heightened level of interest since the July announcement of a significant cost adjustment on two of these projects and your desire for more frequent updates, we will provide these updates approximately every two weeks. Please note that on August 14 we did file our 10-Q and issued a press release on the Red Oak Project. We encourage you to review both of these documents.

Through August, our latest cost projections remain in line with the July estimates and we continue to focus on productivity issues. For example, in mid-August, pipe-fitters were added at Fore River to accelerate the installation of large bore piping. And at the Mystic Station we refocused manpower to ensure that we would not fall behind schedule on conduit and electrical terminations. The following summarizes our current status:

Mystic Block 8
We are on plan to start performance testing the first week of November and complete this testing in late November.

Mystic Block 9
As planned, we achieved back feed (getting power to the plant from the main electricity grid) on August 24. We also began chemical cleaning on August 22, several days ahead of schedule. We are on track for first fire of Block 9 in mid October with performance testing and customer acceptance by the end of December.

Fore River
On August 31, we will start the first phase of chemical cleaning at the Fore River plant as scheduled. The second phase is scheduled for mid-September. We remain on track for first fire in mid-October and plan to begin performance testing in mid-December, achieving customer acceptance by the end of December.

Red Oak
As we announced on August 15, we reached provisional acceptance of the Red Oak plant, delivering care and control of the facility to the owner, only punch list, warranty and close out issues remain.

Ratchiburi
We are fixing a steam control valve, but this should not prevent the scheduled customer acceptance of the plant in September.

The Saltend, Posven and Jindal projects have only commercial close out, punch list and warranty issues remaining.



Frank Marchilena
Executive Vice President
Raytheon Company
Leader
Discontinued Operations


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Forward-Looking Statements

Certain statements made in this update, including any statements relating to the company's future plans, objectives, and projected future financial performance, contain or are based on, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements that are not historical facts, including statements accompanied by words such as "believe," "expect," "estimate," "intend," or "plan," variations of these words and similar expressions, are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The company cautions readers that any such forward-looking statements are based on assumptions that the company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. Given these uncertainties, readers should not rely on forward-looking statements. Forward-looking statements also represent the company's estimates and assumptions only as of the date that they were made. Important factors that could cause actual results to differ include, but are not limited to: financial and governmental risks related to international transactions; economic business and political conditions domestically and internationally; the performance of critical subcontractors and suppliers; the timing and customer acceptance of product deliveries; risks associated with the continuing project obligations and retained assets and retained liabilities of Raytheon Engineers & Constructors (RE&C) including, risks associated with the companies dependence upon third parties, including Washington Group International, Inc. ("WGI"), to perform construction management and other tasks which require industry expertise that the company no longer possesses as a result of the company's sale of RE&C to WGI. Further information regarding the factors that could cause actual results to differ materially from projected results can be found in the company's filings with the Securities and Exchange Commission, including "Item 1 - Business" in the company's Annual Report on Form 10-K for the year ended December 31, 2001.